Exhibit 15

July 25, 2008




Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Commissioners:


We are aware that our report dated April 29, 2008 on our review of interim financial information of Sonoco Products Company for the three month periods ended March 30, 2008 and April 1, 2007 is incorporated by reference into this Registration Statement on Form S-8 relating to the Sonoco Products Company 2008 Long-Term Incentive Plan.


Yours very truly,




/s/ PricewaterhouseCoopers LLP